                                  EXHIBIT 10.3

                             AMENDMENT NO. 2 TO THE
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                              Dated as of March 31, 1999

                  AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT among Penda Corporation, a Florida corporation (the "Borrower"), the Lenders and Banque Nationale de Paris, as Agent (the "Agent") for the Lenders.

                  PRELIMINARY STATEMENTS:

                  (1) The Borrower, the Lenders and the Agent have entered into an Amended and Restated Credit Agreement dated as of July 14, 1995 (as amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

                  (2) The Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                  SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4, hereby amended as follows:

         (a) In Section 1.01, the definition of "Applicable Margin" prior to the phrase "provided, however, that beginning on June 30, 1996" is amended in full to read as follows:

                  "'Applicable Margin' means 1.00% per annum for Base Rate Advances and 2.50% per annum for Eurodollar Rate Advances;"

         (b) In Section 1.01, the definition of "Borrowing Base Availability" is amended in full to read as follows:

                  "'Borrowing Base Availability' means, from time to time, the sum of the Loan Values of all Eligible Collateral."

         (c) In Section 1.01, the definition of "Eurodollar Rate" is amended in full to read as follows:

                  "'Eurodollar Rate' means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Working Capital Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average of the respective rates per annum (rounded upward to the next whole multiple of 1/16th of 1%) posted by each of the principal London offices of banks posting rates as displayed on the Dow Jones Markets screen, page 3750 or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rate of major banks for deposits in U.S. Dollars, at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for deposits in an amount substantially equal to BNP's Eurodollar Rate Advance comprising part of such Working Capital Borrowing to be outstanding during such Interest Period (or, if BNP shall not have such a Eurodollar Rate Advance, $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period."

         (d) In Section 1.01, the definition of "Federal Funds Rate" is amended in full to read as follows:

                  "'Federal Funds Rate' means, for any period, a fluctuating interest rate per annum equal for each day during such period (i) to the rate published by the Dow Jones Markets service on page five of its daily report as the "ASK" rate as of 10:00 A.M. (New York City time) for such day (or, if such day is not a


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

         Business Day, for the immediately preceding Business Day) or (ii) if the Dow Jones Markets service shall cease to publish or otherwise shall not publish such rates for any day that is a Business Day, to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it."

         (e) In Section 1.01, the definition of "Loan Documents" is amended by adding at the end thereof the following words:

                  ", in each case as amended, modified or supplemented from time to time."

         (f) In Section 1.01, the definition of "Termination Date" is amended by deleting the words "March 31, 1999" and inserting in lieu thereof the words "March 31, 2002".

         (g)      Section 2.04(b)(y) is amended in full to read as follows:

                  "(y) Notwithstanding the foregoing, the Working Capital Facility shall be permanently reduced to the amount set forth in
         Schedule I as amended by Section 1(n) to this Amendment."

         (h) Section 2.13(d)(i) is amended by deleting the figure "3%" and inserting in lieu thereof the figure "2.5%".

         (i)      A new Section 4.01(dd) is inserted as follows:

                  "Each Loan Party has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is in the process of developing a program to address on a timely basis, "Year 2000 Issues" (i.e., the risk that computer applications used by such Loan Party may be unable to recognize or perform properly date sensitive functions involving certain dates prior to, and any date after, December 31, 1999) and, based on such review, such Loan Party reasonably believes that the "Year 2000 Issues" (and the cost of remedying the same) will not have a Material Adverse Effect."

         (j)      Section 5.03(g) is amended in full to read as follows:

                  "ERISA Events and ERISA Reports. (i) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information."

         (k)      Section 5.04(a) is amended in full to read as follows:

                  "Minimum Net Worth. Maintain on a Consolidated basis for itself and its Subsidiaries a Net Worth at all times during each Fiscal Year set forth below the amount set forth below for such periods set forth below:


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



                Fiscal Year
                Ending On or About                         Amount
                ------------------                         ------

                December 31, 1999                          $34,000,000
                December 31, 2000                          $36,000,000
                December 31, 2001                          $38,000,000"


         (l)      Section 5.04(d) is amended in full to read as follows:

                  "Capital Expenditures. Not make, or permit any of its Subsidiaries (other than Tri-Glas) to make, any Capital Expenditures that would cause the aggregate of all Capital Expenditures made by the Borrower and its Subsidiaries (other than Tri-Glas) on a Consolidated basis in any Fiscal Year to exceed the amount set forth below for such Fiscal Year set forth below:


                Fiscal Year
                Ending In                                  Amount
                ---------                                  ------

                December 1999                              $3,000,000
                December 2000                              $3,000,000


         provided, further, that Tri-Glas may make Capital Expenditures in the following amounts for the following Fiscal Years:


                Fiscal Year
                Ending In                                  Amount
                ---------                                  ------

                December 1999                              $500,000
                December 2000                              $500,000"


         (m)      A new Section 8.04(e) is inserted as follows:

                           "Without prejudice to the survival of any other
                  agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Section 2.08 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents."

         (n) Schedule I to the Credit Agreement is amended in full to read as set forth in Schedule 1(n) to this Amendment Agreement.

         (o) The first full paragraph of Exhibit A is amended by deleting the words "March 31, 1999" and inserting in lieu thereof the words "March 31, 2002".

                  SECTION 2. Conditions of Effectiveness. This Amendment shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

                  (a) There shall have occurred no Material Adverse Change since December 31, 1998.

                  (b) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                  (c) The Borrower shall have paid all costs and expenses required under Section 5 hereof.





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


                  (d) On the Effective Date, the following statements shall be true and the Agent shall have received a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                           (i) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct on and as of the Effective Date; and

                           (ii)  no Default exists under the Credit Agreement.

                  (e) The Agent shall have received on or before the Effective Date, in form and substance satisfactory to the Agent and (except for the Replacement Notes, as hereinafter defined) in sufficient copies for each Lender Party:

                           (i) counterparts of this Amendment executed by the Borrower and all the Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment and the consent attached hereto executed by Tri-Glas;

                           (ii) a replacement Note or Notes, as appropriate, in substantially the form of Exhibit A to the Credit Agreement (as amended pursuant to Section 1(n) of this Amendment) (the "Replacement Notes") issued to the order of the Lenders;

                           (iii) a certified copy of the resolution of the Board
                  of Directors of the Borrower approving this Amendment and the Replacement Notes and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the Replacement Notes;

                           (iv) a certified copy of the resolution of the Board of Directors of Tri-Glas approving the consent attached hereto, and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the consent;

                           (v) a certificate of the Secretary of each of the Borrower and Tri-Glas certifying the names and true signatures of the officers of such Persons authorized to sign, (1) in the case of the Borrower, this Amendment and the Replacement Notes and (2) in the case if Tri-Glas, the consent attached hereto.

                           (vi) A favorable opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quental, P.A., counsel for the Borrower and Tri-Glas, as to the due execution, validity and enforceability of this Amendment, the Loan Documents (as amended by this Amendment), the Replacement Notes and the consent attached hereto and as to such other matters as any Lender through the Agent may reasonably request.

                  (f) The Agent shall have received the fees referred to in the separate letter agreement dated March 25, 1999 between the Borrower and the Agent.

                  SECTION 3. Representations and Warranties of the Borrower.(a) The Borrower represents and warrants as follows:

                  (i) Each of the Borrower and Tri-Glas is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

                  (ii) The execution, delivery and performance by the Borrower of this Amendment and the Replacement Notes, and by Tri-Glas of the consent attached hereto and the consummation of the transactions contemplated hereby, is within its corporate powers, has been duly authorized by all necessary


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

         corporate action and does not contravene (1) its charter or by-laws; or
         (2) any law or any contractual restriction binding on or affecting it.

                  (iii) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by the Borrower of this Amendment or the Replacement Notes and by Tri-Glas of the consent attached hereto.

                  (iv) This Amendment has been, and each of the Replacement Notes when delivered will have been, duly executed and delivered by the Borrower. This Amendment is, and each of the Replacement Notes when delivered will be, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                  (v) The consent attached hereto has been duly executed and delivered by Tri-Glas. The consent attached hereto is the legal, valid and binding obligations of Tri-Glas, enforceable against Tri-Glas in accordance with its terms.

                  (vi) As at the date of this Amendment, none of the Subsidiaries of the Borrower, other than Tri-Glas, has assets with a fair market value in excess of $50,000.

         (b) The Borrower hereby repeats the representations and warranties contained in each Loan Document as if made on the date of this Amendment, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of this Amendment, in which case as of such specific date.

                  SECTION 4. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Replacement Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

         (b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  SECTION 5. Costs, Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

                  SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.




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


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                      PENDA CORPORATION

                                      By  s/s Samuel Mostkoff
                                          Title: Vice President


                                      BANQUE NATIONAL DE PARIS,
                                          as Agent and as Lender

                                      By /s/ Richard Cushing
                                          Title :Director


                                      By /s/ Paul P. Barnes
                                            Title: Assistant Vice President



                                      FIRSTAR BANK MILWAUKEE, N.A.


                                      By /s/ Randy D. Olver
                                            Title: Vice President




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



                                  SCHEDULE 1(N)

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES


                      Working         Letter      Domestic
                      Capital       of Credit      Lending
Name of Bank        Commitment     Commitment       Office
------------        ----------     ----------       ------

Banque Nationale    $9,000,000     $500,000       Credit Matters
 de Paris, New                                    499 Park Avenue
 York Branch                                      New York, NY  10022
                                                  Tel:  (212) 415-9712
                                                  Fax:  (212) 418-8269
                                                  Attention:
                                                    Richard Cushing

                                                  Operations
                                                  499 Park Avenue
                                                  New York, NY  10022
                                                  Tel:  (212) 415-9655
                                                  Fax:  (212) 418-8269
                                                  Attention:
                                                    Julia Requena

                                                  Payments
                                                  499 Park Avenue
                                                  New York, NY  10022
                                                  ABA No.:  026007689
                                                  Account No.:  19225300157
                                                  Reference:  PENDA

Firstar Bank
Milwaukee, N.A.     $3,500,000                    Credit Matters
                                                  777 East Wisconsin Avenue
                                                  Milwaukee, Wisconsin  53202
                                                  Tel:  (414) 765-5324
                                                  Fax:  (414) 765-5062
                                                  Attention:
                                                    Randy Olver




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


                                     CONSENT



                           Dated as of March 31, 1999


              The undersigned, Tri-Glas Corporation, an Alabama corporation, as Guarantor under the Subsidiaries Guaranty dated July 15, 1995 (the "Guaranty") in favor of the Agent, for its benefit and the benefit of the Lenders Parties party to the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment, and (b) the Collateral Documents to which such Grantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein).


                              TRI-GLAS CORPORATION


                                                     By /s/ Samuel Mostkoff
                                                          Title: Vice President






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